Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Structure Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, $0.0001 par value per share	457(h)	7,329,664	(3)	$1.55	(4)	$11,360,979.20	0.00011020	$1,251.98
Equity	Ordinary shares, $0.0001 par value per share	457(h)	397,500	(3)	$3.06	(4)	$1,216,350.00	0.00011020	$134.04
Equity	Ordinary shares, $0.0001 par value per share	457(h)	112,279	(5)	$0.48	(6)	$53,893.92	0.00011020	$5.94
Equity	Ordinary shares, $0.0001 par value per share	457(h)	13,259,933	(7)	$5.00	(8)	$66,299,665.00	0.00011020	$7,306.22
Equity	Ordinary shares, $0.0001 par value per share	457(h)	1,000,000	(9)	$4.25	(10)	$4,250,000.00	0.00011020	$468.35
Total Offering Amounts							$83,180,888.12		$9,166.53
Total Fee Offsets									—
Net Fee Due									$9,166.53

(1)	These shares may be represented by the Registrant’s American Depositary Shares (“ADSs”), each representing three ordinary shares of the Registrant. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6, as amended (File No. 333-269454).
(2)

Represents ordinary shares issuable upon vesting or exercise of awards granted under the Registrant’s 2019 Equity Incentive Plan (the “Prior Plan”), the 2023 Equity Incentive Plan (the “2023 Plan”) and the 2023 Employee Share Purchase Plan (the “2023 ESPP,” and together with the Prior Plan and the 2023 Plan, the “Plans”), as well as the ordinary shares reserved for future awards under the Plans, as applicable. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares that may be offered and issued to prevent dilution from share splits, share dividends or similar transactions, as provided in the Plans.

(3)	Represents ordinary shares issuable upon exercise of outstanding options granted under the Prior Plan as of the date of this registration statement. No additional share awards will be granted under the Prior Plan and the shares remaining available for the grant of future share awards under the Prior Plan at the time the 2023 Plan became effective (the “Prior Plan’s Available Reserve”), plus any shares underlying outstanding options granted under the Prior Plan that are forfeited, terminate, expire or are otherwise not issued (such shares, the “Returning Shares”), will become available for the grant of share awards under the 2023 Plan.
(4)	The corresponding proposed maximum offering price per share represents the weighted-average exercise price of the outstanding options described in footnote (3) above, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) under the Securities Act.
(5)	Represents ordinary shares issuable upon exercise of outstanding warrants granted under the Prior Plan as of the date of this registration statement. No additional share awards will be granted under the Prior Plan and the Prior Plan’s Available Reserve, plus the Returning Shares, will become available for the grant of share awards under the 2023 Plan.
(6)	The corresponding proposed maximum offering price per share represents the weighted-average exercise price of the outstanding warrants described in footnote (5) above, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) under the Securities Act.
(7)	Represents ordinary shares reserved for future issuance under the 2023 Plan as of the date of this registration statement, consisting of (i) 12,000,000 new shares, (ii) the Prior Plan’s Available Reserve and (iii) the Returning Shares, if any. See footnote (3) above. The 2023 Plan provides that, on January 1st of each year through (and including) January 1, 2033, the number of shares authorized for issuance under the 2023 Plan is automatically increased by a number equal to (a) 4% of the total number of ordinary shares outstanding on December 31 of the preceding year; or (b) such lesser number of ordinary shares as the Registrant’s board of directors (the “Board”) may designate prior to the applicable January 1st.
(8)	Estimated pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated based on the initial public offering price per ADS as set forth in the Registrant’s prospectus filed with the Securities and Exchange Commission (the “Commission”) on February 3, 2023 pursuant to Rule 424(b) under the Securities Act.
(9)	Represents ordinary shares reserved for future grants under the 2023 ESPP. The 2023 ESPP provides that, on January 1st of each year through (and including) January 1, 2033, the number of shares authorized for issuance under the 2023 ESPP is automatically increased by a number equal to the lesser of: (i) 1% of the total number of ordinary shares outstanding on December 31 of the preceding year; (ii) 3,000,000 ordinary shares; or (iii) such lesser number of ordinary shares as the Board may designate prior to the applicable January 1st.
(10)	Estimated pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated using the initial public offering price per ADS as set forth in the Registrant’s prospectus filed with Commission on February 3, 2023 pursuant to Rule 424(b) under the Securities Act, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2023 ESPP.